SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Biohaven Pharmaceutical Holding Company Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Biohaven Pharmaceuticals, Inc. 234 Church Street, New Haven, Connecticut	06510
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Shares, without par value	New York Stock Exchange

 If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☐

Securities Act registration statement number to which the form relates:  333-217214

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.                                               Description of Registrant’s Securities to be Registered.

Biohaven Pharmaceutical Holding Company Ltd. (the “Registrant”) hereby incorporates by reference the description of its common shares, without par value, to be registered hereunder contained under the heading “Description of Share Capital” in the Registrant’s Registration Statement on Form S-1 (File No. 333-217214), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2017, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description included in such prospectus shall be deemed to be incorporated by reference herein.

Item 2.                                               Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Biohaven Pharmaceutical Holding Company Ltd.

Date: May 1, 2017	By:	/s/ Vlad Coric
		Name:	Vlad Coric
		Title:	Chief Executive Officer